                                                                   EXHIBIT 10.19

                 ANADARKO BASIN JOINT PARTICIPATION AGREEMENT

                                BY AND BETWEEN

                           VINTAGE PETROLEUM, INC.

                                     AND

                           BRIGHAM OIL & GAS, L.P.

                              DATED MAY 1, 1996
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                              TABLE OF CONTENTS

                 ANADARKO BASIN JOINT PARTICIPATION AGREEMENT

ARTICLE I. RELATIONSHIP OF PARTIES                                            1
    Section 1.1. No Partnership.                                              1
    Section 1.2. Definition of Affiliate.                                     1

ARTICLE II. AREA OF MUTUAL INTEREST                                           1
    Section 2.1. Creation of Area of Mutual Interest.                         1
    Section 2.2. Excluded Existing BOG Project Areas.                         2
    Section 2.3. Excluded Existing Vintage Project Areas.                     2
    Section 2.4. Project Areas Which BOG Elects to Treat as Exempt Lands.     2
    Section 2.5. Project Areas Which are Treated as Terrain Excluded
                 Project Areas.                                               3
    Section 2.6. Future Third-Party Generated Project Areas.                  3
    Section 2.7. Excluded BOG Producing Property Project Areas.               4
    Section 2.8. Other Acquisition of Producing Properties.                   5


ARTICLE III. ESTABLISHMENT OF PROJECT AREAS                                   5
    Section 3.1. Project Area Development.                                    5
    Section 3.2. Execution of Geophysical Exploration Agreement for Each
                 Project Area.                                                5

ARTICLE IV. PROJECT AREA BURDENS                                              6
    Section 4.1. BOG Override.                                                6
    Section 4.2. Other Third-Party Burdens.                                   6
    Section 4.3. Lease Burdens.                                               6

ARTICLE V. OBTAINMENT OF SEISMIC PERMITS, OPTIONS, LEASES AND FARM-INS
            PRIOR TO DESIGNATION OF PROJECT AREA                              7
    Section 5.1. BOG'S Acquisition of Land Interests Prior to Designation
                 of Project Area.                                             7
    Section 5.2. Ownership and Assignment of Land Interests Acquired by
                 BOG but Not Included Within Designated Project Areas at
                 Termination of AMI.                                          7
    Section 5.3. Participant's Acquisition of Land Interests Prior to
                 Designation of Project Area.                                 8
    Section 5.4. Ownership and Assignment of Land Interest Acquired by
                 Participant Prior to Designation of a Project Area.          8

ARTICLE VI. 3-D OPERATIONS WITHIN PROJECT AREAS                               9
    Section 6.1. Veritas Agreement.                                           9
    Section 6.2. Payments Due Under the Veritas Agreement.                    9
    Section 6.3. Contribution Toward Payout.                                  9
    Section 6.4. BOG Cooperation Regarding Veritas Agreement.                 9

ARTICLE VII. PARTICIPANT'S PAYMENT OF COSTS; BOG RIGHT TO TERMINATION        10
    Section 7.1. Participant's Reimbursment of Previously Incurred Costs.    10
    Section 7.2. Participant's Payment to BOG for BOG Future Costs.          10
    Section 7.3. Participant's Pre-Payment of Estimated Pre-Seismic Land
                 Costs.                                                      10
    Section 7.4. Participant Deposit Into Escrow Account.                    10
    Section 7.5. BOG's Rights Upon Participant Failure to Pre-Pay
                 Geophysical Costs.                                          10
    Section 7.6. Itemization of Expenditures In Billings.                    11


ARTICLE VIII. PARTICIPANT'S ACTIVITY WITHIN THE AMI                          11
    Section 8.1. Participant Agreement Not to Conduct 3-D Within the AMI.    11
    Section 8.2. Participant's Right to Participate in Third-Party
                   Operations.                                               11
    Section 8.3. Participant's Right to Participate in 3-d Operations
                 Excluding Existing Vintage Project Areas.                   11

ARTICLE IX. RIGHT TO SAME TERMS AS SUBSEQUENT PARTICIPANTS                   11
    Section 9.1. Defined Terms.                                              11
    Section 9.2. Participant Right to Same Terms as Subsequent Participant.  12

ARTICLE X. MISCELLANEOUS                                                     12
    Section 10.1. Assignments.                                               12
    Section 10.2. Notices.                                                   12
    Section 10.3. Merger.                                                    12
    Section 10.4. Governing Law.                                             13
    Section 10.5. Counterparts.                                              13

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EXHIBITS
      Exhibit A--AREA OF MUTUAL INTEREST
      Exhibit B--EXCLUDED BOG PROJECT AREAS
      Exhibit C--EXCLUDED VINTAGE PROJECT AREAS
      Exhibit D--FORM GEOPHYSICAL EXPLORATION AGREEMENT
                    Exhibit A--Program Area
                    Exhibit B--Existing Options, Existing Leases and Existing
                               Farm-Ins
                    Exhibit C--Agreement as to Prospect Areas
                             Annex A-- Description of Prospect Areas
                    Exhibit D--Form Confidentiality Agreement
                    Exhibit E--Form of Assignment
                    Exhibit F--Form Override Assignment
                    Exhibit G--Form Joint Operating Agreement
                             Exhibit A--Contract Area Particulars
                             Exhibit C--Accounting Procedure (COPAS)
                             Exhibit D--Insurance
                             Exhibit E--Gas Balancing
                             Exhibit F--Memorandum of Joint Operating
                                        Agreement
                    Exhibit H--Veritas Agreement
                             Exhibit A--Alliance Area
                             Exhibit B--Turnkey Amount and Other Seismic Costs Exhibit C--Example Turnkey Charge Determinations Exhibit D--Alternative Seismic Parameters
                             Exhibit E--Description of Equipment and Personnel Exhibit F--General Terms and Provisions
                             Letter Amendment Dated June 10, 1996
                    Exhibit I--Land Status Reporting Form
                    Exhibit J--Form Participant Lease Option
                             Exhibit A--Form Oil & Gas Lease (Texas or Oklahoma
                                        Form)
                             Exhibit B--Memorandum of Option Agreement
                    Exhibit K--Form Participant Lease Assignment Option
                             Exhibit A--Description of Oil & Gas Leases
                             Exhibit B--Form Assignment of Oil & Gas Leases
                                      Annex I--Description of Oil & Gas Leases
                             Exhibit C--Memorandum of Lease Assignment Option
                                      Exhibit A--Description of Oil & Gas
                                                 Leases
                    Exhibit L--Form Participant Partial Lease Assignment
                               Agreement
                             Exhibit A--Description of Oil & Gas Leases
                             Exhibit B--Form Partial Assignment of Oil & Gas
                                        Leases
                                      Exhibit A--Description of Oil & Gas
                                                 Leases
                    Exhibit M--Form Participant PUD Partial Lease Assignment
                               Agreement
                             Exhibit A--Description of Oil & Gas Leases
                             Exhibit B--Form Partial Assignment of Oil & Gas
                                        Leases
                                      Exhibit A--Description of Oil & Gas
                                                 Leases
                    Exhibit N--HBP PUD Leasehold Description
      Exhibit E--VERITAS AGREEMENT
      Exhibit F--FORM ASSIGNMENT
      Exhibit G--COPIES OF OVERRIDE AGREEMENTS
                    Exhibit "G-1" MXC Override Agreement
                    Exhibit "G-2" Barclay I Override Agreement
                    Exhibit "G-3" Barclay II Override Agreement
                    Exhibit "G-4" Goudie Override Agreement
      Exhibit H--ESCROW AGREEMENT

                  ANADARKO BASIN JOINT PARTICIPATION AGREEMENT


         This Anadarko Basin Joint Participation Agreement (this "Agreement") is dated effective as of the 1st day of May, 1996, and is by and among VINTAGE PETROLEUM, INC. ("Participant") and BRIGHAM OIL & GAS, L.P. ("BOG") (Participant and BOG are sometimes referred to herein individually as "Party" and collectively as "Parties");

                                  WITNESSETH:

         WHEREAS, the Parties desire to create an area of mutual interest ("AMI") for oil and/or gas exploration and development purposes; and

         WHEREAS, the Parties have reached an agreement with respect to the evaluation by them of areas that have been identified by BOG within the AMI and areas which may in the future be identified by BOG within the AMI (hereinafter referred to as "Project Areas"); and

         WHEREAS, the Parties have also reached an agreement with respect to certain matters concerning the ownership of seismic permits (hereinafter referred to as "Seismic Permits"), oil and/or gas lease option agreements (hereinafter referred to as "Options"), oil and/or gas leases (hereinafter referred to as "Leases") and other agreements to obtain interests in oil and/or gas leases, mineral interests or royalty interests (hereinafter referred to as "Farm-Ins") covering portions of the AMI and the Parties' future oil and/or gas exploration and development operations within the AMI;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I.
                            RELATIONSHIP OF PARTIES

         Section 1.1. No Partnership. The liabilities of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a mining, tax or other partnership or association or to render the Parties liable as partners. However, if for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notice or take any other action inconsistent with the election made hereby. In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

         Section 1.2. Definition of Affiliate. For purposes of this Agreement "Affiliate" means any parent or subsidiary of a Party and any individual, corporation, joint venture, partnership, trust or other entity controlling, controlled by or under common control with the Party. For purposes of this Section 1.2, the concept of control meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

                                  ARTICLE II.
                            AREA OF MUTUAL INTEREST

         Section 2.1. Creation of Area of Mutual Interest. Subject to the other terms which are set forth in this Article II, the Parties hereto agree to establish the AMI encompassing all of the lands described in Exhibit A which is attached hereto and incorporated herein for all purposes. The AMI established hereunder shall remain in force and effect from the effective date hereof
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and continue until the earlier to occur of: (i) two (2) years from the effective date hereof; (ii) such time as BOG has designated Project Areas (in accordance with the provisions of Section 3.1 below) hereunder within which BOG reasonably estimates that the Parties will conduct three-dimensional seismic operations (hereinafter referred to as "3-D Operations") meeting the commitment set forth in Article II of that certain Anadarko Basin Seismic Operations Agreement dated effective as of February 15, 1996 with Veritas Geophysical, Ltd. ("Veritas"), as amended, a copy of which is attached hereto as Exhibit E (hereinafter referred to as the "Veritas Agreement"), after taking into consideration any 3-D Operations which BOG may have conducted under the Veritas Agreement within Excluded Existing BOG Project Areas, Excluded Existing Vintage Project Areas, Excluded Exempt Lands Project Areas, Excluded Future Third-Party Project Areas, or Excluded BOG Producing Property Project Areas. Without the mutual agreement of both of the Parties hereto, no additional Project Areas will be established under the terms of this Agreement following the termination of the AMI as aforesaid. The Parties recognize that the termination of the AMI hereunder will not act to terminate the Geophysical Exploration Agreements executed by the Parties for previously designated Project Areas as set forth in
Section 3.2 below or the separate areas of mutual interest established under such Geophysical Exploration Agreements.

         Section 2.2. Excluded Existing BOG Project Areas. The Parties agree that all of the lands described in Exhibit B which is attached hereto and incorporated herein (hereinafter referred to as the "Exhibit B Lands") shall be deemed to be excluded from the AMI hereunder and all of the terms and provisions of this Agreement (hereinafter referred to as "Excluded Existing BOG Project Areas").

         Section 2.3. Excluded Existing Vintage Project Areas. The Parties agree that all of the lands described in Exhibit C which is attached hereto and incorporated herein (hereinafter referred to as the "Exhibit C Lands") shall be deemed to be excluded from the AMI hereunder and all of the terms and provisions of this Agreement (hereinafter referred to as "Excluded Existing Vintage Project Areas").

         Section 2.4. Project Areas Which BOG Elects to Treat as Exempt Lands Under Veritas Agreement. The Parties recognize and acknowledge that under the terms of Section 3.3 of the Veritas Agreement BOG has the right to designate to Veritas in writing all or part of a Project Area for which BOG shall pay one hundred five percent of the Turnkey Charge (as such term is defined in the Veritas Agreement) and one hundred percent of all of the other Seismic Acquisition Costs (as such term is defined in the Veritas Agreement) in order to receive immediate ownership of all interests in the seismic data covering such lands (the lands so designated being referred to in the Veritas Agreement as "Excluded Lands," but being herein referred to as "Exempt Lands"). The Parties agree that in the event that BOG elects to designate an entire Project Area as Exempt Lands under the Veritas Agreement (hereinafter referred to as an "Exempt Lands Project Area"), Participant shall have the option to participate, or not participate, in such Exempt Lands Project Area. However, BOG agrees that it will not designate an entire Project Area as an Exempt Lands Project Area unless BOG has entered into an agreement with a third party that owns substantial mineral and/or leasehold interests within the Project Area and such agreement provides that the third party is to have some ownership in seismic data or contains confidentiality restrictions with respect to the seismic data which are inconsistent with the confidentiality provisions set forth in the Veritas Agreement. In the event that BOG designates, or intends to designate, an entire Project Area as an Exempt Lands Project Area under the Veritas Agreement, BOG shall notify Participant in writing of such designation, or intended designation. Participant must then make its election in writing within fifteen (15) days whether to participate, or not participate, in such Exempt Lands Project Area; provided, however, that in the event that Participant fails to notify BOG in writing of its election prior to the expiration of such fifteen (15) day period, Participant shall be deemed to have elected not to participate in the Exempt Lands Project Area. In the event that Participant either elects, or is deemed to have elected, not to participate in the Exempt Lands Project Area, such Exempt Lands Project Area shall be deemed to be excluded from the AMI and all of the terms of this Agreement (hereinafter referred to as an "Excluded Exempt Lands Project Area"). In the event that Participant elects to participate in an Exempt Lands Project Area as provided herein, anything to the contrary contained elsewhere herein or in the form Geophysical Exploration Agreement which is attached hereto as Exhibit D notwithstanding, Participant shall pay for fifty



Anadarko Basin Joint Participation Agreement
                                      2
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percent (50%) of all of the costs, charges and expenses which are required to be paid by BOG to Veritas under Section 3.3 of the Veritas Agreement for the conduct of the 3-D Operations within such Exempt Lands Project Area.

         Section 2.5. Project Areas Which are Treated as Terrain Excluded Project Areas Under Veritas Agreement. The Parties recognize and acknowledge that under the terms of Section 2.6 of the Veritas Agreement certain project areas may be excluded from the Veritas Agreement in the event that Veritas has notified BOG that there are problems with the terrain conditions for such project area and BOG and Veritas fail to reach agreement on a Turnkey Charge (as such term is defined in the Veritas Agreement) for the project area (such project area being referred to in the Veritas Agreement and hereinafter in this Agreement as a "Terrain Excluded Project Area"). The Parties agree that all Terrain Excluded Project Areas shall be deemed to be excluded from the AMI and all of the terms of this Agreement.

         Section 2.6.     Future Third-Party Generated Project Areas.

         (a) If during the term of this Agreement a third-party offers BOG the opportunity to participate in an oil and gas exploration project within the AMI which (i) was not previously identified or generated by BOG, (ii) includes the conduct of 3-D Operations and (iii) either (x) includes terms under which BOG will acquire the interest in the project subject to a promote or carry of any kind (in whole or in part and whether temporary or permanent) or (y) includes terms under which BOG will acquire less than all of the working interest and/or ownership interest (other than royalties or retained overriding royalties) in the lands covered by the project (each such project which meets all of (i), (ii) and (iii) above to be hereinafter referred to as "Future Third-Party Project Areas") and BOG desires to participate in such Future Third-Party Project Area, then BOG shall notify Participant of the terms of such offer. Participant must notify BOG in writing within fifteen (15) days of its receipt of such notice as to whether Participant shall participate in the Future Third-Party Project Area; provided, however, that in the event that Participant fails to notify BOG in writing of its election prior to the expiration of such fifteen (15) day period, Participant shall be deemed to have elected not to participate in the Future Third-Party Project Area. In the event that Participant either elects, or is deemed to have elected, not to participate in the Future Third-Party Project Area, such Future Third-Party Project Area shall be deemed to be excluded from the AMI and all of the terms of this Agreement (hereinafter referred to as an "Excluded Future Third-Party Project Area") and BOG shall not be obligated to include Participant in any exploration and/or development operations conducted within such Excluded Future Third-Party Project Area.

         (b) In the event that Participant elects to participate in a Future Third-Party Project Area and BOG is not required to provide geophysical expertise or support for the 3-D Operations to be conducted within the Future Third-Party Project Area, Participant shall pay its heads-up share (being 31.25%) of all costs, expenses or consideration that BOG is required to pay pursuant to the terms under which such Third-Party Project Area is offered. In such event, Participant shall pay its heads-up share of all of such costs, expenses and consideration on or before the date on which such payment is due pursuant to the terms of participation which are set forth for the Future Third-Party Project Area with the third-party.

         (c) In the event that Participant elects to participate in a Future Third-Party Project Area and BOG is to provide to such third-party geophysical expertise or support for the 3-D Operations to be conducted within the Future Third-Party Project Area, Participant shall pay (i) fifty percent (50%) of all of the Geophysical Program Costs (as such term is defined in Section 2.4 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D) incurred within the Future Third-Party Project Area, (ii) fifty percent (50%) of all of the land costs incurred prior to the completion of final processing of the Program Data (as defined in Section 3.3 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D), (iii) in the event that BOG is required to pay in excess of fifty percent (50%) of all Geophysical Program Costs and/or land costs incurred prior to the completion of final processing of the Program Data pursuant to the terms under which such Third-Party Project Area is offered, Participant shall pay its heads-up share (being 31.25%) of such excess above fifty percent (50%), and
(iv) its heads-up share (being 31.25%) of all other costs, expenses or consideration that BOG is required to pay (other than any costs and expenses that Participant must pay under (i), (ii) or





Anadarko Basin Joint Participation Agreement

(iii) above) pursuant to the terms under which such Third-Party Project Area is offered. However, in the event that under the terms of the third-party offer BOG is to be assigned less than all of the ownership interest (save and except any overriding royalties and lessors' royalties) in the Future Third-Party Project Area, then the amounts that Participant shall be required to pay under
(i) and (ii) above shall be reduced in the proportion that the ownership interest being assigned to BOG bears to the total ownership interest in the Future Third-Party Project Area. In the event that Participant elects to participate in a Future Third-Party Project Area, the consideration set forth in (i) and (ii) above shall be paid by Participant to BOG in accordance with the terms that are set forth in the form Geophysical Exploration Agreement which is attached hereto as Exhibit D and the consideration due under (iii) above shall be paid by Participant to BOG before such payment is due to the third-party or any other party pursuant to the terms of participation which are set forth for the Future Third-Party Project Area with the third-party.

         (d) In the event that Participant elects to participate in a Future Third-Party Project Area under the terms set forth herein, BOG shall assign Participant thirty-one and one-quarter percent (31.25%) of all of the interest in the Third-Party Project Area which is assigned to BOG by the third-party.

         (e) The Parties expressly acknowledge and agree that in the event that BOG identifies a potential Project Area and subsequently enters into an agreement with a third-party to acquire all or part of such third-party's interests within the Project Area (e.g. a "shoot to earn" type of arrangement), despite the fact that BOG may be earning or acquiring less than all of such third-party's interests in such Project Area or that BOG may have agreed to pay a carry or promote to acquire all or part of such third-party's interest in the Project Area, such Project Area shall not be deemed to be a Future Third-Party Project Area for purposes of this Section 2.6, but rather shall be deemed to be a normal Project Area for purposes of this Agreement.

         Section 2.7. Excluded BOG Producing Property Project Areas. In the event that after the effective date hereof BOG acquires or intends to acquire an interest in producing wells together with their associated oil and/or gas leases or mineral interests (herein referred to as "Producing Properties") and intends to conduct 3-D Operations across such Producing Properties, Participant shall have the election to participate or not participate in such acquisition of Producing Properties and the Project Area which includes such Producing Properties (hereinafter referred to as a "BOG Producing Property Project Area"). Participant's election must be made with respect to all of the Producing Properties acquired by BOG in a transaction, it being understood and agreed that in the event that BOG enters into an agreement to purchase Producing Properties which are made up of a number of different wells and land interests, Participant shall not have the option to participate in less than all of the properties that are the subject of the agreement. In addition, the Parties recognize and agree that if Participant elects to participate in Producing Properties, Participant must also participate in the BOG Producing Property Project Area which covers those Producing Properties. Participant shall make its election to participate or not participate in the acquisition of such a Producing Property and its associated BOG Producing Property Project Area by delivering its written election to BOG within thirty
(30) days of its receipt of a written notice from BOG setting forth the terms upon which BOG intends to acquire the Producing Property. In the event that Participant fails to deliver its written election to BOG's offices prior to the expiration of such thirty (30) day period, Participant shall be deemed to have elected not to participate in the acquisition of the Producing Property and the associated BOG Producing Property Project Area. In the event that Participant elects to participate in a BOG Producing Property, Participant shall only be required to pay its thirty-one and one-quarter percent (31.25%) ownership interest share of the costs that are paid directly to the sellers of such Producing Property; however, Participant shall still be responsible for fifty percent (50%) of all Land Costs (as such term is defined in Section 5.1 below) related to such Producing Property which are incurred prior to the completion of final processing of Program Data (as such phrase is defined in Section 3.5 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D) covering the lands which are the subject of such Producing Property, other than the costs that are paid directly to the seller and fifty percent (50%) of all Geophysical Program Costs (as such term is defined in Section 2.4 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D) incurred by the Parties within such BOG Producing Property Project Area. In the event that the Participant





Anadarko Basin Joint Participation Agreement elects, or is deemed to have elected, not to participate in the acquisition of a Producing Property and its associated BOG Producing Property Project Area (the Producing Property Project Areas in which Participant elects or is deemed to have elected not to participate being hereinafter referred to as the "Excluded BOG Producing Property Project Areas") as aforesaid, the Excluded BOG Producing Property Project Area shall be deemed to be excluded from the AMI hereunder. The Parties recognize and agree that in the event a Project Area has already been designated pursuant to the provisions of Section 3.1 and the Parties have executed a Geophysical Exploration Agreement for such Project Area as provided in Section 3.2 below, the terms and provisions of such Geophysical Exploration Agreement shall govern any subsequent acquisition of Producing Properties within that Project Area.

         Section 2.8. Other Acquisitions of Producing Properties. The Parties recognize and agree that in the event that either Party acquires or intends to acquire any Producing Properties which are not located within a Project Area which has been designated hereunder and such Party does not intend to subsequently participate in the conduct of 3-D Operations across such Producing Properties prior to the termination of the AMI hereunder, anything to the contrary contained in this Agreement notwithstanding, such Party shall not be required to offer to allow the other Party hereto to participate in such Producing Properties and the Producing Properties shall not be subject to the terms of this Agreement.

                                  ARTICLE III.
                         ESTABLISHMENT OF PROJECT AREAS

         Section 3.1. Project Area Development. The Parties recognize that during the term of the AMI BOG will, utilizing reasonable criteria under the circumstances as they exist at such time, delineate Project Areas over which BOG is interested in conducting 3-D Operations in order to evaluate such Project Areas. Each Project Area shall be a separate and discrete geographical area. Once BOG has decided to pursue potential 3-D Operations within a Project Area, BOG shall notify Participant in writing of the Project Area, designating the Project Area by describing the geographical area included in the Project Area, providing an estimate of the time frame for the conduct of 3-D Operations within the Project Area and providing an estimate of the cost of such 3-D Operations within the Project Area. BOG agrees to consult with Participant with respect to the delineation of Project Areas which BOG has not delineated prior to the Parties' execution of this Agreement, however, in the event that the Parties are not in mutual agreement with respect to the delineation of any Project Areas, BOG shall have the final say as to the delineation and designation of the Project Areas. Furthermore, at any time prior to the commencement of the 3-D Operations within a Project Area BOG shall have the right to amend the geographical area covered by the Project Area by giving Participant written notice of the amended description of the geographical area covered by such Project Area. In addition, the Parties recognize that in accordance with the terms of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D, following the conduct of a Geophysical Program within a Project Area, the size of such Project Area may be reduced as set forth in the form Geophysical Exploration Agreement. During the term of the AMI hereunder, BOG shall not have the right to conduct 3-D Operations within the AMI without Participant's participation as set forth in this Agreement, other than within Excluded Existing BOG Project Areas, Excluded Existing Vintage Project Areas, Excluded Exempt Lands Project Areas, Terrain Excluded Project Areas, Excluded Future Third-Party Project Areas, and Excluded BOG Producing Property Project Areas.

         Section 3.2. Execution of Geophysical Exploration Agreement for Each Project Area. Within fifteen (15) days of Participant's receipt of BOG's notice of the designation of each Project Area as set forth in Section 3.1 above, the Parties shall execute a separate Geophysical Exploration Agreement for each such Project Area in the form attached hereto as Exhibit D, being completed to reflect the geographical area of the Project Area and any additional burdens that may have been established in accordance with the terms and provisions of Article IV below. The effective date of each Geophysical Exploration Agreement to be executed by the Parties shall be the date that BOG sends the notice of the designation of such Project Area to Participant. Following the execution of a Geophysical Exploration Agreement for a Project Area, such Project Area shall no longer be subject to the terms and conditions of this Agreement but shall, from and after such date, be governed solely by the terms and conditions of the executed





Anadarko Basin Joint Participation Agreement

Geophysical Exploration Agreement; provided, however, that nothing contained herein shall be construed to relieve any Party from liabilities or obligations (whether monetary or otherwise) that accrued prior to such date with respect to the subject Project Area. Anything to the contrary contained herein notwithstanding, Participant recognizes that it does not have the right hereunder to participate in any Project Areas established by BOG which cover any part of either the Excluded Existing BOG Project Areas, Excluded Existing Vintage Project Areas, Excluded Exempt Lands Project Areas, Terrain Excluded Project Areas, Excluded Future Third-Party Project Areas, or Excluded BOG Producing Property Project Areas.

                                  ARTICLE IV.
                              PROJECT AREA BURDENS

         Section 4.1. BOG Override. Participant agrees that its interest in all Options, Leases and Farm-Ins that are currently owned or hereafter acquired within the Project Areas shall be burdened with an overriding royalty in all oil, gas and other minerals in, under and that may be produced, saved and marketed pursuant to such Leases, Options and Farm-ins, in favor of BOG (hereinafter referred to as the "BOG Override"), in an amount equal to the lesser of: (i) two percent (2% of 8/8ths); or (ii) the positive difference, if any, between 25% and all existing royalty and overriding royalty burdens, it being understood that the BOG Override is not to reduce the net revenue interest in any Option, Lease or Farm-In below 75%. All permitted third-party burdens and lease burdens identified in Sections 4.2 and 4.3 below shall be calculated and applied to all Options, Leases and Farm-Ins prior to the calculation and assessment of the BOG Override.

         Section 4.2. Other Third-Party Burdens. Participant expressly recognizes and agrees that its interests (whether now owned or hereafter acquired pursuant hereto) in portions of the AMI shall be burdened with overriding royalties in favor of (i) MXC Exploration Company (hereinafter referred to as "MXC") under and pursuant to the terms of that certain MXC Exploration Company Consulting Agreement dated February 28, 1994 (a copy of which is attached hereto as Exhibit G-1), by and between MXC and BOG (such overriding royalty being hereinafter referred to as the "MXC Override"), (ii) overriding royalties in favor of Barclay pursuant to the terms of that certain Area of Mutual Interest Agreement dated August 1, 1994 (a copy of which is attached hereto as Exhibit G-2), by and between BOG and Barclay (such overriding royalty being hereinafter referred to as the "Barclay I Override"),
(iii) overriding royalties in favor of Barclay pursuant to the terms of that certain Area of Mutual Interest Agreement dated April 1, 1996 (a copy of which is attached hereto as Exhibit G-3), by and between BOG and Barclay (such overriding royalty being hereinafter referred to as the "Barclay II Override") and/or (iv) overriding royalties in favor of James E. Goudie (hereinafter referred to as "Goudie") pursuant to the terms of that certain Area of Mutual Interest Agreement dated October 1, 1994 (a copy of which is attached hereto as Exhibit G-4), by and between BOG and Goudie (such overriding royalty being hereinafter referred to as the "Goudie Override"). Participant also recognizes and agrees that in its efforts to delineate Project Areas and obtain geological consulting services within Project Areas, BOG may enter into agreements with other third-party geologists and/or companies under which such third-parties are due overriding royalties (hereinafter referred to as "Third-Party Overrides") which shall proportionately burden both BOG's and Participant's interests in all or parts of the AMI. Participant agrees that to the extent that the MXC Override, the Barclay I Override, the Barclay II Override, the Goudie Override or any other Third-Party Override burdens the applicable Project Area, the Geophysical Exploration Agreement executed for such Project Area shall provide that such Overrides proportionately burden the Parties' Ownership Interests in the Project Area.

         Section 4.3. Lease Burdens. Neither Party hereto shall burden or encumber the other Party's legal or equitable interest in any Option, Lease or Farm-In located within the AMI with any overriding royalty, production payment, mortgage, security interest, or other burden except as provided in Sections 4.1 and 4.2 above, without the consent of the other Party hereto; provided, however, that in its efforts to obtain an Option, Lease or Farm-In (as such terms are defined in the form Geophysical Exploration Agreement which is attached hereto as Exhibit D), a Party may grant or otherwise burden an Option, Lease or Farm-In with a royalty, overriding royalty, production payment or other similar burden in favor of a third party owning the rights to





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
the minerals underlying such Option, Lease or Farm-In or owning the rights to oil and/or gas leases which are the subject to an Option or Farm-In (farmor, mineral owner, assignor, lessee or lessor) in such Party's reasonable efforts to obtain the Option, Lease or Farm-In.

                                   ARTICLE V.
                 OBTAINMENT OF SEISMIC PERMITS, OPTIONS, LEASES
               AND FARM-INS PRIOR TO DESIGNATION OF PROJECT AREAS

         Section 5.1. BOG's Acquisition of Seismic Permits, Options, Leases and Farm-Ins Prior to Designation of Project Areas. The Parties recognize that BOG, in its efforts to target potential Project Areas, may have obtained and may in the future obtain Seismic Permits, Options, Leases or Farm-Ins within the AMI prior to designating a Project Area covering the acreage which is the subject of such Seismic Permits, Options, Leases and/or Farm-Ins. Participant agrees to pay its thirty-one and one-quarter percent (31.25%) ownership interest share of all of the costs incurred prior to the effective date of this Agreement in acquiring and maintaining Seismic Permits, Options, Leases and/or Farm-Ins, including, without limitation, all brokerage costs and expenses, option fees, permit fees, surface damage pre-payments, lease bonus payments, delay rental payments, mineral or royalty acquisition payments, attorneys fees, recording costs, abstract company fees and reproduction charges (hereinafter referred to as "Land Costs"). Participant agrees to pay fifty percent (50%) of all Land Costs reasonably and prudently incurred (in light of the circumstances then in existence) after the effective date of this Agreement in acquiring and maintaining Seismic Permits, Options, Leases and/or Farm-Ins prior to the Parties execution of a Geophysical Exploration Agreement for a Project Area within which the lands covered by such Seismic Permits, Options, Leases and/or Farm-Ins are located. However, anything to the contrary contained above notwithstanding, in the event that more than a total of two million two hundred thousand dollars ($2,200,000.00) of Land Costs are incurred (to the 8/8ths) in acquiring and maintaining Seismic Permits, Options, Leases and/or Farm-Ins within the AMI prior to the completion of final processing of Program Data (as such phrase is defined in Section 3.5 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D) covering the lands which are the subject of such Seismic Permits, Options, Leases and/or Farm-Ins (such $2,200,000.00 amount of total pre-completion of final processing of Program Data Land Costs being hereinafter referred to as the "Pre-Seismic Land Cost Promote Cap"), Participant shall only be required to pay for its thirty-one and one-quarter percent (31.25%) ownership interest share of all Land Costs that are incurred within the AMI after such time as the Pre-Seismic Land Cost Promote Cap has been exceeded. In addition, anything to the contrary contained above notwithstanding, the Parties agree that in the event that a Producing Property is acquired by BOG prior to the designation of the Project Area covering same and Participant elects to participate in such Producing Property as set forth in Section 2.7 above, Participant shall only be required to pay its thirty-one and one-quarter percent (31.25%) ownership interest share of the costs that are paid directly to the sellers of such Producing Property; however, Participant shall still be responsible for fifty percent (50%) of all Land Costs related to such Producing Property other than the costs that are paid directly to the seller and fifty percent (50%) of all Geophysical Program Costs (as such term is defined in Section 2.4 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D) incurred by the Parties within such Project Area. However, the costs that are paid directly to sellers of Producing Properties shall not be included in the calculation of the total Land Costs incurred for purposes of determining the Pre-Seismic Land Cost Promote Cap.

         Section 5.2. Ownership and Assignment of Seismic Permits, Options, Leases and Farm-Ins Acquired by BOG but Not Included Within Designated Project Areas at the Termination of the AMI. The Parties agree that in the event that any Seismic Permits, Options, Leases or Farm-Ins have been acquired by BOG within the AMI (as modified as provided in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, and 2.8) prior to the effective date hereof or are acquired by BOG within the AMI during the term hereof, BOG shall own an undivided sixty-eight and three-quarters percent (68.75%) and Participant shall own an undivided thirty-one and one-quarter percent (31.25%) interest in such Seismic Permits, Options, Leases or Farm-Ins; provided, however, that, except as provided below in this Section 5.2, legal title to such Seismic Permits, Options, Leases and Farm-Ins shall not be assigned to Participant until after the applicable Seismic Permit, Option, Lease or Farm-In has been included within a designated Project Area and the Geophysical Exploration Agreement executed for such Project Area shall then govern the





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
terms of the assignment of legal title to the Parties. Anything to the contrary contained above notwithstanding, the Parties agree that in the event that any Seismic Permits, Options, Leases or Farm-Ins are not included within a designated Project Area prior to the expiration of the term of this Agreement and Participant has paid its share of all Land Costs associated with such Seismic Permits, Options, Leases or Farm-Ins, promptly following the expiration of the term of this Agreement BOG shall assign and convey to Participant it's undivided thirty-one and one-quarter percent (31.25%) ownership interest in such Seismic Permits, Options, Leases and/or Farm-Ins utilizing the general form of assignment which is attached hereto as Exhibit D.

         Section 5.3. Participant's Acquisition of Seismic Permits, Options, Leases and Farm-Ins Prior to Designation of Project Areas. In the event that at any time after the effective date of this Agreement Participant acquires an interest in a Seismic Permit, Option, Lease or Farm-In within the AMI prior to BOG's designation of a Project Area covering the acreage which is the subject of such Seismic Permit, Option, Lease and/or Farm-In, BOG shall have an election to participate, or not participate, in such Seismic Permit, Option, Lease or Farm-In. As such, should Participant acquire a Seismic Permit, Option, Lease or Farm-In prior to BOG's designation of a Project Area covering the acreage which is the subject of such Seismic Permit, Option, Lease or Farm-In, by purchase, exchange, gift or otherwise (such Seismic Permit, Lease, Option or Farm-In acquired by Participant as set forth above being herein called a "Participant Acquired Interest"), Participant shall promptly (but in any event within 30 days of the acquisition) notify BOG, in writing, of such acquisition together with the material terms of the Participant Acquired Interest. BOG shall, within thirty (30) days after receipt of such a notice from Participant, notify Participant, in writing, whether it wishes to participate in such acquisition; provided that failure to respond within the time and in the manner set forth above shall be deemed to be an election by BOG to not participate in the Participant Acquired Interest. However, if BOG reasonably desires additional information with respect to a Participant Acquired Interest before it makes its election whether or not to participate in the acquisition of the Participant Acquired Interest, BOG may notify Participant in writing within fifteen (15) days of its receipt of Participant's notice, detailing in such notice to Participant the additional information reasonably desired by BOG, and BOG shall have fifteen (15) days from the date of its receipt of the additional information it has reasonably requested from Participant in which to make its election whether to participate in the acquisition of the Participant Acquired Interest. Should BOG elect to participate in a Participant Acquired Interest, Participant shall pay fifty percent (50%) and BOG shall pay fifty percent (50%) of all Land Costs reasonably and prudently incurred (in light of the circumstances then in existence) in acquiring such Participant Acquired Interest. In the event that BOG elects to participate in a Participant Acquired Interest, BOG shall reimburse Participant for BOG's share of the Land Costs related to such Participant Acquired Interest within thirty (30) days of its receipt of an invoice from Participant indicating the amount due. In the event that BOG elects not to participate in a Participant Acquired Interest, Participant shall be responsible for all of the Land Costs related to such Participant Acquired Interest. Anything to the contrary contained in this Section 5.3 or in Section
5.4 below notwithstanding, if Producing Properties are acquired by Participant and Participant does not intend to subsequently participate in the conduct of 3-D Operations across such Producing Properties prior to the termination of the AMI hereunder, such acquisition shall not be deemed to be a Participant Acquired Interest for purposes of this Section 5.3, but rather shall be governed by the terms and provisions of Section 2.8 above.

         Section 5.4. Ownership and Assignment of Seismic Permits, Options, Leases and Farm-Ins Acquired by Participant Prior to Designation of a Project Area. The Parties agree that in the event that BOG elects to participate in a Participant Acquired Interest as set forth in Section 5.3 above, BOG shall own an undivided sixty-eight and three-quarters percent (68.75%) and Participant shall own an undivided thirty-one and one-quarter percent (31.25%) interest in such Participant Acquired Interest; provided, however, that, except as provided below in this Section 5.4, legal title to such Participant Acquired Interest shall not be assigned to BOG until after the applicable Participant Acquired Interest has been included within a designated Project Area and the Geophysical Exploration Agreement executed for such Project Area shall then govern the terms of the assignment of legal title to the Parties. Anything to the contrary contained above notwithstanding, the Parties agree that in the event that any Participant Acquired Interests are not included within a designated Project Area prior to the expiration of the term of this Agreement and BOG has elected to participate in such Participant Acquired Interest and has





Anadarko Basin Joint Participation Agreement paid its share of all Land Costs associated with such Participant Acquired Interest as set forth in Section 5.3 above, promptly following the expiration of the term of this Agreement Participant shall assign and convey to BOG it's undivided sixty-eight and three-quarters percent (68.75%) ownership interest in such Participant Acquired Interest utilizing the general form of assignment which is attached hereto as Exhibit F. In the event that BOG elects not to participate in a Participant Acquired Interest, such Participant Acquired Interest shall be owned solely by Participant and anything to the contrary contained in this Agreement notwithstanding, such Participant Acquired Interest shall not be subject to or burdened by the BOG Override. The Parties recognize and acknowledge that in the event that BOG elects not to participate in the acquisition of a Participant Acquired Interest and BOG subsequently designates a Project Area which would include all or part of such Participant Acquired Interest within its boundaries, such Participant Acquired Interest would be subject to the terms and provisions of Section 3.3 of the Geophysical Exploration Agreement (in the form attached hereto as Exhibit D) executed for such Project Area.

                                  ARTICLE VI.
                      3-D OPERATIONS WITHIN PROJECT AREAS

         Section 6.1. Veritas Agreement. The Parties recognize that BOG has entered into that certain Anadarko Basin Seismic Operations Agreement dated effective as of February 15, 1996 with Veritas Geophysical, Ltd. ("Veritas"), as amended, a copy of which is attached hereto as Exhibit E (hereinafter referred to as the "Veritas Agreement"), providing for the conduct of 3-D Operations within the AMI. Unless the Parties mutually agree otherwise, all 3-D Operations conducted by the Parties within the Project Areas designated hereunder shall be conducted by Veritas, subject to the direction of BOG, pursuant to the terms of the Veritas Agreement.

         Section 6.2.     Payments Due Under the Veritas Agreement.
Participant agrees to pay fifty percent (50%) of all of the payments that are due under the terms of the Veritas Agreement, except with respect to the payments that are due to Veritas pursuant to the terms of Sections 3.4 and 3.5 of the Veritas Agreement and payments which are related to 3-D Operations conducted by Veritas for BOG within Excluded Existing BOG Project Areas, Excluded Existing Vintage Project Areas, Excluded Exempt Lands Project Areas, Excluded Future Third-Party Project Areas, or Excluded BOG Producing Property Project Areas. With respect to the payments which are due to Veritas pursuant to the terms of Sections 3.4 and 3.5 of the Veritas Agreement, in the event that Participant participates in the acquisition of the oil and gas lease or drilling or completion operation which results in such payment to Veritas under
Section 3.4 or 3.5 of the Veritas Agreement, Participant shall pay its thirty-one and one quarter percent (31.25%) heads-up share of such payments; provided, however, that in the event that Participant is the only Party that participates in the acquisition of the oil and gas lease or drilling or completion operation which results in the payment to Veritas under Section 3.4 or 3.5 of the Veritas Agreement, Participant shall be responsible to Veritas for the full amount of such payment. BOG agrees to utilize appropriate and commercially reasonable efforts to avoid incurring liability to Veritas under
Section 3.9 of the Veritas Agreement.

         Section 6.3. Contribution Toward Payout. In the event that prior to the end of the Exclusivity Period (as such term is defined in the Veritas Agreement) under the Veritas Agreement Final Payout (as such term is defined in the Veritas Agreement) has not occurred and only one of the Parties hereto desires to contribute the cash payment toward such Final Payout as provided in
Section 4.2 of the Veritas Agreement, if such Party contributes consideration toward Final Payout as provided in the Veritas Agreement, such Party shall own all of the interest in the Program Data and all rights to receive any proceeds resulting from the sale or licensing of the Program Data, subject only to the other Party's right to continue to utilize such Program Data in its exploration and development efforts as if such Final Payout amount had not been met.

         Section 6.4. BOG Cooperation Regarding Veritas Agreement. BOG agrees to fully cooperate with Participant to permit Participant to obtain from Veritas ownership interests in the Program Data earned by Participant by reason of Participant's contributions under this Agreement, including without limitation the execution of any assignments or other documents required by Veritas.





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
                                  ARTICLE VII.
                        PARTICIPANT'S PAYMENT OF COSTS;
                            BOG RIGHT TO TERMINATION

         Section 7.1. Participant's Reimbursement of Previously Incurred Land Costs. Concurrent with its execution of this Agreement Participant shall reimburse BOG for its thirty-one and one-quarter percent (31.25%) ownership interest share of all Land Costs incurred prior to the effective date of this Agreement.

         Section 7.2. Participant Payment to BOG to be Utilized by BOG for BOG's Future Exploration and/or Development Costs. Concurrent with its execution of this Agreement Participant shall pay BOG two hundred forty thousand three hundred ninety-five dollars and sixty-two cents ($240,395.62) which shall be used by BOG for the payment of future exploration and development costs and expenses which would have otherwise been charged to BOG under the terms of this Agreement and the Geophysical Exploration Agreements executed by the Parties in accordance with Section 3.2 above for the properties located within the Project Areas that are designated pursuant to the terms of
Section 3.1 above; provided, however, that in the event that BOG does not, in its sole discretion, incur exploration and/or development costs for its own account under this Agreement or the Geophysical Exploration Agreements equaling or exceeding the total amounts paid to it by Participant hereunder, BOG shall nonetheless retain the full amount paid by Participant and shall have the right to utilize same in BOG's other exploration and/or development efforts, whether or not relating to the AMI.

         Section 7.3. Participant's Pre-Payment of Estimated Pre-Seismic Land Costs. Concurrent with its execution of this Agreement Participant shall deposit three hundred fifty-eight thousand nine hundred forty-five dollars ($358,945.00) into a segregated interest bearing account established by BOG. The Parties agree that BOG shall utilize the funds deposited in such account and all interest earned thereunder to pay for Participant's share of the Land Costs that are incurred after the effective date of this Agreement pursuant to the terms of Section 5.1 above and any Land Costs that are incurred within each designated Project Area in acquiring any Seismic Permits, Options, Leases or Farm-Ins that are acquired prior to the completion of final processing of the Program Data (as defined in Section 3.3 of the form Geophysical Exploration Agreement attached hereto as Exhibit D) within such Project Area. In the event that any costs are incurred over and above the amount deposited in the segregated account together with the interest earned thereunder, Participant shall pay its fifty percent (50%) share of such costs in accordance with the terms set forth in the Geophysical Exploration Agreement executed for the applicable Project Area within which the Land Costs are incurred. BOG agrees to provide Participant with monthly statements indicating the amount of Land Costs incurred to date and the balance remaining in the BOG account.

         Section 7.4. Participant Deposit Into Escrow Account. Concurrent with its execution of this Agreement, Participant shall deposit two hundred thousand dollars ($200,000.00) into the escrow account (the "Escrow Account") established with Bank One / Dallas, Texas, pursuant to the terms of that certain escrow agreement which is attached hereto as Exhibit H (the "Escrow Agreement"). Participant shall pay all of the costs which are incurred to Bank One / Dallas, Texas to establish, service and maintain the Escrow Account. The funds deposited in the Escrow Account together with all interest earned thereunder being referred to herein as the "Escrow Account Balance." Subject to BOG's right to set-off all or any portion of the Escrow Account Balance against amounts otherwise owing by Participant as provided in Section 7.5 below, upon Participant's payment of the Geophysical Program Costs incurred for the last Project Area designated hereunder, the entire Escrow Account Balance shall be released to Participant.

         Section 7.5. BOG's Rights Upon Participant Failure to Pre-Pay Geophysical Program Costs. Anything to the contrary contained in this Article VI notwithstanding, the Parties agree that in the event that Participant fails to pre-pay its share of the estimated Geophysical Program Costs (as defined in the form Geophysical Exploration Agreement which is attached hereto as Exhibit
D) for any Project Area in accordance with the terms set forth in Section 2.4 of the form Geophysical Exploration Agreement which is attached hereto as Exhibit D and fails to cure such default within the period set forth in Section
2.5 of the form Geophysical Exploration Agreement (hereinafter referred to as a "Pre-Payment Breach"), then BOG shall have the right and option to





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                                     10
receive and retain the Escrow Account Balance contained in the Escrow Account created pursuant to the terms of Section 7.4 above to apply such Escrow Account Balance toward any amounts for which Participant is in default, and in addition to any other remedies which may be available to BOG at law or in equity, BOG shall have the option, to be exercised in its sole discretion, to terminate this Agreement as to any Project Areas not already designated hereunder and as to the remainder of the AMI by giving Participant written notice of such termination and upon such termination BOG; provided, however that in the event of such a termination for a Pre-Payment Breach, the provisions contained in Sections 8.1 and 8.2 and any other provisions that are expressly stated to survive termination shall remain in full force and effect and Participant shall continue to be subject to such terms and provisions for a period of five (5) years from the effective date of this Agreement.

         Section 7.6. Itemization of Expenditures In Billings. Each invoice sent to Participant by BOG hereunder shall provide Participant with a categorized listing of the items invoiced for payment. Such invoice will list all Permits, Options, Leases and Farm-In costs, brokerage costs, and Geophysical Program Costs (broken down into subcategories -- e.g. geophysical acquisition charges, processing costs, workstation and plotter charges).

                                 ARTICLE VIII.
                     PARTICIPANT'S ACTIVITY WITHIN THE AMI

         Section 8.1. Participant Agreement Not to Conduct 3-D Operations Within the AMI. Except as provided below in Section 8.2 with respect to Third-Party 3-D Projects and Section 8.3 with respect to Excluded Existing Vintage Project Areas, Participant agrees that during the term of this Agreement Participant shall not participate in any 3-D Operations within the AMI other than its participation in the 3-D Operations which are contemplated by the terms of this Agreement.

         Section 8.2. Participant's Right to Participate in Third-Party 3-D Operations. In the event that during the term of this Agreement Participant is approached by a third-party with an opportunity to participate in a proposed 3-D operation to be conducted within the AMI, Participant shall have the right to participate in such proposed 3-D operation; however, Participant hereby agrees that BOG shall also have the right to participate in the 3-D operation with sixty-eight and three-quarters percent (68.75%) of the interest in such 3-D operation which is offered to Participant upon the same terms which are offered to Participant. Participant shall give BOG written notice of the terms of the 3-D operation and BOG shall have fifteen (15) days from receipt of such notice in which to make its election whether or not to participate in same.
The Parties recognize and agree that in the event that BOG elects to participate in a third-party 3-D operation offered by Participant pursuant to the terms of this Section 8.2, such 3-D operations shall not be conducted pursuant to the terms of the Veritas Agreement.

         Section 8.3. Participant's Right to Participate in 3-D Operations Within Excluded Existing Vintage Project Areas. Nothing contained in this Agreement shall be construed to prevent Vintage from participating in the conduct of 3-D Operations within the Excluded Existing Vintage Project Areas.

                                  ARTICLE IX.
           RIGHT TO SAME TERMS AS SUBSEQUENT PARTICIPATION AGREEMENTS

         Section 9.1. Defined Terms. As used in this Article IX, the following terms shall have the following meanings:

         (a) "Completion of Field Acquisition" means the date that field seismic acquisition operations are completed for the 3-D Operations conducted under the Veritas Agreement for the last Project Area hereunder.

         (b) "Subsequent Participation Agreement" means an agreement executed after the date hereof by and between BOG and any third party that is not an Affiliate of BOG concerning (i) the third party's participation in substantially all of the same Project Areas which are to be designated under the terms of this Agreement within the AMI, (ii) the participation of such third





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
party in the 3-D Operations to be conducted within substantially all of the Project Areas designated hereunder, (iii) the participation by BOG and such third party in the acquisition and ownership of Seismic Permits, Options, Leases and Farm-Ins obtained covering lands located within substantially all of the Project Areas designated hereunder, and (iii) the participation by BOG and such third party in the drilling of oil and gas wells within substantially all of the Project Areas designated hereunder.

         Section 9.2. Participant's Right to Same Terms Contained in a Subsequent Participation Agreement. In the event that at any time prior to the Completion of Field Acquisition BOG enters into a Subsequent Participation Agreement covering substantially the entire AMI, Participant shall have the right, but not the obligation, to request that BOG enter into a new agreement with Participant covering the subject matter hereof, which agreement shall contain the terms and conditions substantially identical, apart from the quantum of participation interests, to all of those contained in the Subsequent Participation Agreement; such new agreement shall be made in lieu of, and in full substitution for, this Agreement. Participant hereby recognizes that such right to elect to substitute a new agreement for this Agreement may be exercised only once by Participant. Promptly following BOG's execution of a Subsequent Participation Agreement BOG shall notify Participant of the execution of such Subsequent Participation Agreement and provide Participant with a copy of the executed Participation Agreement. Participant shall make its election whether or not to enter into a substantially identical agreement as set forth above within ten (10) days after Participant's receipt from BOG of the copy of the executed Subsequent Participation Agreement; provided, however, that in the event that Vintage fails to notify BOG of Vintage' election within such ten (10) day period, Vintage shall be deemed to have irrevocably elected not to enter into an agreement substantially identical to the Subsequent Participation Agreement.

                                   ARTICLE X.
                                 MISCELLANEOUS

         Section 10.1. Assignments. In the event that either Party hereto assigns or conveys any of its rights or interests herein or in any properties (whether real, personal, tangible or intangible, vested or contingent) that are the subject of this Agreement, this Agreement shall be binding upon and run to the benefit of such Party's assignee; provided, however, that the conveyance or assignment instrument vesting such assignee with all or part of such interests must expressly provide that the assignment or conveyance is made subject to the terms and conditions contained in this Agreement. In addition, in any such assignment or conveyance, the assignee shall expressly agree to assume and be responsible for any liabilities, damages, obligations, covenants and agreements arising from and after the date of such assignment or conveyance, in relation to or otherwise out of the properties, rights and interests that are the subject of this Agreement. Anything to the contrary contained in this Section
10.1 notwithstanding, for a period of five (5) years from the date of this Agreement BOG cannot assign or convey its obligation to interpret the Program Data resulting from the Geophysical Programs conducted within the Project Areas; provided, however, that in the event of a merger involving BOG or the acquisition of a substantial portion of BOG's assets, BOG may assign or convey such obligations to the surviving or acquiring company.

         Section 10.2. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, facsimile, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt. Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this section, at least ten
(10) days prior to the effective date of such change of address.

         Section 10.3. Merger. This Agreement supersedes any and all prior and existing agreements, whether oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to the subject matter hereof. Each Party acknowledges that no Party to this Agreement or anyone on their behalf has made any representations, inducements, promises or agreements, orally or otherwise, relating to the subject matter of this Agreement that are not embodied herein.





Anadarko Basin Joint Participation Agreement

         Section 10.4. Governing Law. THIS AGREEMENT AND ALL MATTERS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATIONS OR CONSTRUCTION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 10.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.

         IN WITNESS WHEREOF this Agreement is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.

Address:                                    BRIGHAM OIL & GAS, L.P.,
         5949 Sherry Lane, Suite 1616       by Brigham Exploration Company,
         Dallas, Texas  75225               its Managing General Partner
         (214) 360-9182
         Fax:  (214) 360-9825

Dated:   July 23, 1996                      By: /s/ ANNE L. BRIGHAM
      ------------------------                ------------------------------
                                            Anne L. Brigham,
                                            Executive Vice President


Address:                                    VINTAGE PETROLEUM, INC.
         4200 One Williams
         Tulsa, Oklahoma  74172
         Phone (918) 588-____
         Fax   (918) 588-9171               By: /s/ WILLIAMS WALKER
                                               ----------------------------
Dated:   July 23, 1996                      (Name printed) Williams Walker
     -------------------------                            -----------------
                                             Its: President
                                                 --------------------------





Anadarko Basin Joint Participation Agreement



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